Exhibit 99.1
Rapid Micro Biosystems Reports Third Quarter 2025 Financial Results; Announces Record Multi-System Customer Order and Raises Full-Year Revenue and System Placement Guidance
•Reports third quarter 2025 total revenue of $7.8 million, representing 3% growth compared to the third quarter of 2024.
◦Third quarter 2025 recurring revenue, which includes consumables and annual service contracts, increased 32% compared to the third quarter of 2024 driven by record consumable revenue.
•Reports third quarter gross margin of 9%, representing a 70-basis point improvement compared to the third quarter of 2024.
•Announces record multi-system order from an existing Top 20 global biopharma customer to automate global manufacturing network.
•Raises full year 2025 total revenue guidance to at least $33.0 million, which assumes at least 27 Growth Direct system placements.

Lexington, MA, November 7, 2025 (GLOBE NEWSWIRE) -- Rapid Micro Biosystems, Inc. (Nasdaq: RPID) (the “Company”), an innovative life sciences technology company providing mission critical automation solutions to facilitate the efficient manufacturing and fast, safe release of healthcare products, today announced its financial results for the third quarter ended September 30, 2025.
"Our third quarter results once again reflected strong and consistent execution across the business," said Robert Spignesi, President and CEO. "We delivered record consumable revenue and double-digit service growth, and system placements were in line with our expectations. Recurring revenue increased more than 30% compared to the third quarter last year."
"We are also pleased to announce that, in October, we received our largest multi-system order in company history from an existing Top 20 global biopharma customer," continued Spignesi. "This follow-on purchase, which includes existing and new sites for this customer in North America, Europe and Asia Pacific, underscores the continued growing adoption of the Growth Direct platform in large-scale, global pharmaceutical manufacturing, reinforces the trust our customers place in us, and supports our outlook for growth in 2026 and beyond."
Third Quarter Financial Results
Total revenue for the third quarter of 2025 increased 3% to $7.8 million compared to $7.6 million in the third quarter of 2024. The Company placed five new Growth Direct® systems and completed the validation of four customer systems compared to seven placements and four validations in the third quarter of 2024. Product revenue was essentially flat at $5.2 million, compared to $5.3 million in the third quarter of 2024. Service revenue increased by 12% to $2.6 million, compared to $2.3 million in the third quarter of 2024. Recurring revenue increased 32% to $4.8 million, compared to $3.7 million in the third quarter of 2024.
Total cost of revenue was $7.1 million in the third quarter of 2025, an increase of 2% compared to $7.0 million in the third quarter of 2024. Gross margin was 9%, or $0.7 million, compared to 8%, or $0.6 million in the third quarter of 2024.
Total operating expenses decreased by 5% to $12.1 million in the third quarter of 2025, compared to $12.7 million in the third quarter of 2024. General and administrative expenses decreased by 1%, research and development expenses decreased by 2%, and sales and marketing expenses decreased by 14%, in each case compared to the third quarter of 2024.
Net loss for the third quarter of 2025 was $11.5 million, compared to $11.3 million in the third quarter of 2024. Net loss per share was $0.26 in the third quarters of both 2025 and 2024.
Cash, cash equivalents, short-term investments, and restricted cash were approximately $42 million as of September 30, 2025.

Record Multi-System Customer Order
In October, the Company received the largest multi-system customer order in its history from an existing Top 20 global biopharma customer. The systems will be placed across manufacturing sites in North America, Europe and Asia Pacific and include environmental monitoring, water and bioburden applications.
2025 Outlook
The Company is raising its full year 2025 total revenue guidance to at least $33.0 million, which assumes at least 27 Growth Direct system placements, including a meaningful contribution from the multi-system customer order discussed above in the fourth quarter.
Webcast Details
The Company will host a conference call before the market opens today, November 7, 2025, at 8:30 a.m. ET to discuss its third quarter 2025 financial results. The live call is accessible on the Company’s website at investors.rapidmicrobio.com and will be archived and available for replay for one year.
About Rapid Micro Biosystems
Rapid Micro Biosystems is an innovative life sciences technology company providing mission critical automation solutions to facilitate the efficient manufacturing and fast, safe release of healthcare products such as biologics, vaccines, cell and gene therapies, and sterile injectables. The Company’s flagship Growth Direct system automates and modernizes the antiquated, manual microbial quality control (“MQC”) testing workflows used in the largest and most complex pharmaceutical manufacturing operations across the globe. The Growth Direct system brings the quality control lab to the manufacturing floor, unlocking the power of MQC automation to deliver the faster results, greater accuracy, increased operational efficiency, better compliance with data integrity regulations, and quicker decision making that customers rely on to ensure safe and consistent supply of important healthcare products. The Company is headquartered in Lexington, Massachusetts and has U.S. manufacturing in Lowell, Massachusetts, with global locations in Switzerland, Germany, and the Netherlands. For more information, please visit www.rapidmicrobio.com or follow the Company on X (formerly known as Twitter) at @rapidmicrobio or on LinkedIn.

Rapid Micro Biosystems intends to use the Investor Relations page of its website as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor its website in addition to following press releases, filings with the Securities and Exchange Commission (“SEC”), public conference calls, presentations and webcasts.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements regarding the Company’s guidance, including with respect to full year 2025 total revenue and number of Growth Direct placements; and the Company's growth outlook in future periods.

In some cases, you can identify forward-looking statements by terminology such as “outlook,” “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements involve known and unknown risks, uncertainties and assumptions which may cause actual results to differ materially from any results expressed or implied by any forward-looking statement, including, but not limited to risks related to, the Company's ability to achieve positive cash flow; the Company's ability to achieve its business objectives; the Company's significant losses since inception; the Company’s ability to meet its publicly announced guidance and other expectations about its business and operations; the Company's ability to fulfill customer orders on its anticipated timelines or at all; the impact of the Company's existing and any future indebtedness on its ability to operate its business; the Company’s ability to access any future tranches under its debt facility and to comply with all of its obligations thereunder; the Company’s limited experience in marketing and sales and the effectiveness of its sales processes; the Company’s need to develop new products and adapt to technological changes; the Company’s ability to establish and maintain its position as a leading provider of automated microbial quality control testing; the Company’s ability to maintain its manufacturing facility; the Company's ability to improve the gross margins of its products and services; risks related to third-parties; the

Company’s ability to retain key management and other employees; risks related to regulatory and intellectual property matters; risks related to supply chain disruptions and the impact of inflation; risks associated with macroeconomic events and uncertainty, including with respect to tariff and trade policy in the U.S. and abroad, as well as activity in the Company's industry and in the general economy; and the other important factors outlined under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the SEC, as such factors may be updated from time to time in its other filings with the SEC, which are available on the SEC's website at www.sec.gov and the Investor Relations page of its website at investors.rapidmicrobio.com. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it cannot guarantee future results. The Company has no obligation, and does not undertake any obligation, to update or revise any forward-looking statement made in this press release to reflect changes since the date of this press release, except as may be required by law.
Investor Contact
Michael Beaulieu, CFA
Vice President, Investor Relations and Corporate Communications
investors@rapidmicrobio.com
Media Contact
media@rapidmicrobio.com

RAPID MICRO BIOSYSTEMS, INC.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue:
Product revenue	$5,214	$5,255	$14,117	$13,505
Service revenue	2,624	2,349	8,188	6,328
Total revenue	7,838	7,604	22,305	19,833
Costs and operating expenses:
Cost of product revenue	5,563	5,314	15,907	15,404
Cost of service revenue	1,579	1,668	5,023	5,519
Research and development	3,529	3,609	10,383	11,195
Sales and marketing	2,895	3,376	8,760	10,284
General and administrative	5,644	5,676	17,413	17,121
Total costs and operating expenses	19,210	19,643	57,486	59,523
Loss from operations	(11,372)	(12,039)	(35,181)	(39,690)
Other income (expense):
Interest income	347	779	1,188	2,617
Interest expense	(393)	(11)	(417)	(28)
Other expense	(79)	(39)	(190)	(91)
Total other income (expense), net	(125)	729	581	2,498
Loss before income taxes	(11,497)	(11,310)	(34,600)	(37,192)
Income tax expense	8	13	26	31
Net loss	$(11,505)	$(11,323)	(34,626)	(37,223)
Net loss per share — basic and diluted	$(0.26)	$(0.26)	$(0.78)	$(0.86)
Weighted average common shares outstanding — basic and diluted	44,956,131	43,668,656	44,534,826	43,510,911

RAPID MICRO BIOSYSTEMS, INC.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$18,946	$16,911
Short-term investments	22,302	33,821
Accounts receivable	5,430	7,519
Inventory	21,068	20,200
Prepaid expenses and other current assets	2,205	2,466
Total current assets	69,951	80,917
Property and equipment, net	9,584	11,193
Right-of-use assets, net	4,377	5,163
Other long-term assets	211	531
Restricted cash	284	365
Total assets	$84,407	$98,169
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,592	$2,535
Accrued expenses and other current liabilities	6,608	7,217
Deferred revenue	5,070	6,599
Lease liabilities, short-term	1,277	1,214
Total current liabilities	16,547	17,565
Lease liabilities, long-term	4,002	4,954
Notes payable, net	18,828	—
Warrant liability	358	—
Other long-term liabilities	340	298
Total liabilities	40,075	22,817
Total stockholders’ equity	44,332	75,352
Total liabilities and stockholders’ equity	$84,407	$98,169

RAPID MICRO BIOSYSTEMS, INC.
Unaudited Cash, Cash Equivalents and Investments
(in thousands)

	September 30, 2025	December 31, 2024
Cash and cash equivalents	$18,946	$16,911
Short-term investments	22,302	33,821
Restricted cash	284	365
Cash, cash equivalents and investments	$41,532	$51,097